                                                                      EXHIBIT 10
--------------------------------------------------------------------------------








                    (1)  RADA ELECTRONIC INDUSTRIES LIMITED




                    (2)  HORSHAM ENTERPRISES LIMITED




                    ---------------------------------------


                               DEED OF AMENDMENT
                           OF SHARE OPTION AGREEMENT


                    ---------------------------------------



                           Neil Myerson
                           Solicitors
                           The Cottages
                           Regent Road
                           Altrincham
                           Cheshire   WA14 1RX

                           Tel: 0161-928-2065
                           Fax: 0161-941-3719


--------------------------------------------------------------------------------

THIS DEED OF AMENDMENT is dated the           day of              1997


B E T W E E N:-


(1) RADA ELECTRONIC INDUSTRIES LIMITED whose registered office is situated at 12 Medinat Hayehudin Street, P O Box 2059 Herzliya B, Israel ("Rada"); and


(2) HORSHAM ENTERPRISES LIMITED a company controlled by HY existing and operated under the laws of the British Virgin Islands whose registered office is situated at Columbus Centre Building, Wickams Cay, Road Town, Tortola, British Virgin Islands ("Horsham").


RECITALS:
---------

(1) This Deed of Amendment is supplemental to a Share Option Agreement dated 11 October 1996 (the "Option Agreement") made between Rada (1), and Horsham
     (2) and is made pursuant to clause 7 of the Option Agreement.

(2) It is the intention of the parties to vary the terms of the Option Agreement as hereafter appears.


OPERATIVE PROVISIONS
--------------------

1.   Definitions
     -----------

1.1 All other expressions contained in this Deed shall bear the same meaning ascribed to them in the Option Agreement.


1.2 In this Deed any reference to a Clause, sub-Clause or Schedule is to a Clause or sub-Clause hereof or a Schedule hereto.

1.3 In this Deed words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.


1.4 The headings to Clauses are for convenience only and shall not affect the construction thereof.


2.   Amendments to the Option Agreement.
     -----------------------------------

2.1 The parties hereby irrevocably agree the following amendments, additions, modifications and variations shall be made to the Option Agreement with effect from the date of this Deed:-

     2.1.1 There shall be added to clause 1.1 of the Option Agreement the following definitions:


            ""Condition Precedent"  has the meaning assigned to that term in
                                    Clause 2.5;"

            ""Long Stop Date"       means the day falling [the number of days
                                    which will be required to obtain
                                    shareholders approval] days following the date upon which the Option is exercised;"

     2.1.2 Clause 2.5 of the Option Agreement shall be deleted and shall be replaced by the following new clauses:


            "2.5 Following the exercise of the Option the exchange of the "A" Shares for the Option Shares shall be conditional upon the Grantor's shareholders consenting to the exchange as required by any applicable NASDAQ or SEC Regulations (the

               "Condition Precedent").


          2.6 The Grantor shall use its best endeavours to fulfil or procure the fulfilment of the Condition Precedent as soon as possible and in any event by no later than the Long Stop Date.


          2.7 If the Grantor does not fulfil the Condition Precedent by the Long Stop Date, the Grantee may within 7 working days following the expiry of the initial Long Stop Date extend the Long Stop Date by such period of time as the Grantee in its absolute discretion considers appropriate. If the Grantee does extend the period for the fulfilment of the Condition Precedent in accordance with the foregoing provisions of this Clause, the new date by which the Condition Precedent must be fulfilled shall thereafter be regarded as the "Long Stop Date" and the new revised date by which the Condition Precedent must be fulfilled shall for the purposes of this Agreement be deemed to replace the date set out opposite the definition of the Long Stop Date in Clause 1.1.


          2.8 In the event that the Condition Precedent is not fulfilled by the Long Stop Date, then subject to Clause 2.7 the Grantor and the Grantee shall not be bound to make the exchange and this Agreement shall immediately determine without prejudice to any accrued rights or remedies of the Seller or the Purchaser.


          2.9 Subject to fulfilment of the Condition Precedent, the parties shall be bound to complete the exchange of the Loan Stock for the Option Shares as soon as reasonably practical but in no event no later than one month after the fulfilment of the Condition Precedent (or the next succeeding working day if completion would otherwise fall on a non-working day).


3.   Effects of this Deed
     --------------------

3.1 Save where varied altered, modified or cancelled by the provisions of this Deed, the Option Agreement shall remain in full force and continue to bind the parties.


3.2 The parties hereby acknowledge that this Deed has the effect of validly varying the Option Agreement and complies with all the formalities required to be followed when varying the Option Agreement as set out in clause 7 of the Option Agreement.


4.   No Waiver
     ---------

     No waiver of any breach of this Deed, whether by conduct or otherwise, nor any failure forbearance or delay in exercising any rights or remedies in relation thereto shall be deemed a waiver of any such breach nor shall it prevent any part from subsequently taking any action or making any claim in respect thereof.


5.   Announcements
     -------------

     No announcement concerning the matters herein provided for or referred to or any ancillary matter shall be made by any party thereto other than as required by law and/or by any regulatory authority (including NASDAQ) without the prior approval of the other parties hereto (such approval not to be unreasonably withheld or delayed).

6.   Costs
     -----

6.1 Each party hereto shall bear its own costs and expenses incurred in or in connection with the preparation of this Deed and matters contemplated hereby.


7.   Proper Law
     ----------

7.1 This Deed and the documents to be entered into as provided herein shall be governed and construed in accordance with English Law and the parties hereto submit to the non-exclusive jurisdiction of the English Courts.


8.   Counterparts
     ------------

8.1 This Deed may be executed in any number of counterparts, and by the parties hereto on separate counterparts, but in that case shall not be effective until each party has executed at least one counterpart.


8.2 Each counterpart shall constitute the original of this Deed, but all the counterparts shall together constitute one and the same instrument.



IN WITNESS whereof the parties have hereunto executed this Deed the day and year first before written.

EXECUTED and DELIVERED as a DEED  )

by RADA ELECTRONIC INDUSTRIES     )

LIMITED acting by:                )


Director:


Director/Secretary:





EXECUTED and DELIVERED as a DEED  )

by HORSHAM ENTERPRISES LIMITED    )

acting by:                        )



Director:


Director/Secretary: